Joint Filer Information
The Address of each of the Reporting Persons is:
200 Madison Avenue, Suite 1900 New York, NY 10016
TH LEE PUTNAM VENTURES, L.P.
	By:	TH Lee Putnam Fund Advisors, L.P., its general partner
	By:	TH Lee Putnam Fund Advisors, LLC, its general partner
	By:	/s/ James Brown	10/22/02

		Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
TH LEE PUTNAM PARALLEL VENTURES, L.P.
	By:	TH Lee Putnam Fund Advisors, L.P., its general partner
	By:	TH Lee Putnam Fund Advisors, LLC, its general partner

	By:	/s/ James Brown	10/22/02

		Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
TH LEE PUTNAM FUND ADVISORS, L.P.
	By:	TH Lee Putnam Fund Advisors, LLC, its general partner

	By:	/s/ James Brown	10/22/02

		Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
TH LEE PUTNAM FUND ADVISORS, LLC

	By:	/s/ James Brown	10/22/02

		Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
CONTINUED

TH LEE GLOBAL INTERNET MANAGERS, L.P.
By:	TH Lee Global Internet Advisors, LLC

By:	/s/ James Brown	10/22/02

	Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
TH LEE GLOBAL INTERNET ADVISORS, LLC
By:	/s/ James Brown	10/22/02

	Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
THLi COINVESTMENT PARTNERS, LLC
By: By:	TH Lee Putnam Fund Advisors, L.P., its general partner TH Lee Putnam Fund Advisors, LLC, its general partner

By:	/s/ James Brown	10/22/02

	Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
BLUESTAR I, LLC

By:	/s/ Thomas H. Lee	10/22/02

	Signature of Reporting Person** Name: Thomas H. Lee Title: Managing Member	Date